Exhibit 10.79

AMENDMENT TO
CROWN MEDIA HOLDINGS, INC.
2005 RESTRICTED STOCK UNIT AGREEMENT

This amendment (the “Amendment”) to the Restricted Stock Unit Agreement by and between Crown Media Holdings, Inc. a Delaware corporation (“Crown”) and David Evans (“Executive”) dated as of August 17, 2005, (the “Agreement”) is made and entered into as of August 17, 2005 pursuant to the terms and conditions of the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan (the “Plan”). Capitalized terms not defined in this Amendment shall have the meanings set forth in the Plan. The Agreement is amended as follows:

1. Paragraph 2(b)(ii) is deleted in its entirety and replaced by the following:

“(ii) Vesting upon a Change in Control. The date on which a Change in Control occurs shall be a “Vesting Date.” In the event of a Change in Control (subject to the Executive’s continued employment with Crown as of the date of the Change in Control or upon an Executive’s involuntary Termination of Employment without Cause within 90 days prior to the date on which a Change in Control occurs), all unvested Performance RSUs shall vest and be settled immediately prior to the Change in Control only if the Change of Control Price (as defined below) of the Common Stock equals or exceeds $10.00 (USD).”

2. Paragraph 3(b) is deleted in its entirety and replaced by the following:

“(b) Change in Control Settlement. Notwithstanding Section 3(a), in the event of a Change in Control, the RSUs shall be settled using the Change in Control Price (defined below).”

3. The following new subparagraph (c) is added to Paragraph 5

“(c) ‘Change of Control Price’ means the Change of Control Price calculated in accordance with Section 10(c)(ii) of the Plan applicable to non-incentive stock option holders.”

Except as amended by the terms of this Amendment, the remaining terms and conditions of the Agreement will continue in full force and effect. Please confirm your agreement to the foregoing by countersigning this Amendment where provided below.

CROWN MEDIA HOLDINGS, INC.

By:	/s/ Charles Stanford
Name:	Charles Stanford
Title:	EVP

/s/ David Evans
EXECUTIVE